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Exhibit 99.1

[Letterhead of Sandler O'Neill & Partners, L.P.]

CONSENT OF SANDLER O'NEILL & PARTNERS, L.P.

        We hereby consent to the inclusion of our opinion letter to the special committee of the board of directors of SWS Group, Inc. (the "Company") as an Annex to the Registration Statement, which includes a proxy statement/prospectus relating to the proposed merger of the Company with Hilltop Holdings Inc. ("Hilltop"), described in Amendment No. 3 to Hilltop's Registration Statement on Form S-4, as filed with the Securities and Exchange Commission, and to the references to our firm and such opinion in such Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations of the Securities and Exchange Commission thereunder (the "Regulations"), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Act or the Regulations.

/s/ Sandler O'Neill & Partners, L.P.
New York, New York
September 15, 2014

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  Exhibit 99.1
[Letterhead of Sandler O'Neill & Partners, L.P.]
CONSENT OF SANDLER O'NEILL & PARTNERS, L.P.